Exhibit 5.1

June 12, 2025

NexPoint Diversified Real Estate Trust 300 Crescent Court, Suite 700 Dallas, Texas 75201

Re:

Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof by NexPoint Diversified Real Estate Trust, a Delaware statutory trust (“Old NXDT”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to Old NXDT in connection with the registration of (i) shares (the “New Common Shares” and each a “New Common Share”) of common stock, par value $0.001 per share (“Common Stock”), of NexPoint Diversified Real Estate Trust, Inc., a Maryland corporation (“New NXDT”), (ii) shares (the “New Series A Preferred Shares” and each a “New Series A Preferred Share”) of 5.50% Series A Cumulative Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), of New NXDT, and (iii) shares (the “New Series B Preferred Shares” and each a “New Series B Preferred Share”, and the New Series B Preferred Shares together with the New Common Shares and the New Series A Preferred Shares, collectively, the “New Shares”) of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), of New NXDT, to be issued by New NXDT upon the conversion of Old NXDT to New NXDT (the “Conversion”) pursuant to and in accordance with the terms and conditions of the Plan of Conversion, dated as of February 24, 2025 (the “Plan of Conversion”), the Articles of Conversion (as defined herein) and the Certificate of Conversion (as defined herein). The Plan of Conversion provides that, upon the effectiveness of the Conversion contemplated thereby, (x) each of the outstanding transferable units of beneficial interest, par value $0.001 per share (the “Old Common Shares”), of Old NXDT will be converted into one New Common Share, (y) each of the outstanding 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share (the “Old Series A Preferred Shares”), of Old NXDT will be converted into one New Series A Preferred Share, and (z) each of the outstanding 9.00% Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share (the “Old Series B Preferred Shares”), of Old NXDT will be converted into one New Series B Preferred Share. The New Shares are being registered under (i) the Registration Statement on Form S-4 referenced above, which is being filed with the Commission on or about the date hereof by Old NXDT under the Securities Act of 1933, as amended (the “Act”) (together with all amendments thereto, the “Registration Statement”), and (ii) the Registration Statement on Form S-4 (File No. 333-286498), as amended, which was previously filed with the Commission on or about April 11, 2025 by Old NXDT under the Act and declared effective on April 25, 2025 (together with all amendments thereto, the “Prior Registration Statement”). The Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, to each of which New NXDT will succeed in the Conversion as registrant and issuer. You have requested our opinion with respect to the matters set forth below.

BALLARD SPAHR LLP

NexPoint Diversified Real Estate Trust

June 12, 2025

In our capacity as Maryland corporate counsel to Old NXDT and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the form of Articles of Incorporation of New NXDT (the “Articles of Incorporation”) and the form of Articles of Conversion with respect to the Conversion (the “Articles of Conversion”), each to be filed for record with the State Department of Assessments and Taxation of Maryland (the “Department”) subsequent to the date hereof;

(ii)    the form of Bylaws of New NXDT (the “Bylaws”) to be in effect subsequent to the date hereof;

(iii)    certain resolutions adopted by the board of trustees of Old NXDT relating to, among other matters, the Conversion (the “Resolutions”);

(iv)    the Prior Registration Statement, the Registration Statement and the related combined prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(v)    the Plan of Conversion;

(vi)    the form of Certificate of Conversion with respect to the Conversion (the “Certificate of Conversion”), to be filed for record with the Secretary of State of the State of Delaware subsequent to the date hereof;

(vii)    a certificate of one or more officers of Old NXDT, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Resolutions and the Plan of Conversion are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the form of, and as to the approval by the board of trustees of Old NXDT of, the Articles of Incorporation, the Articles of Conversion, the Bylaws and the Certificate of Conversion, and further certifying as to the approval of the Conversion and the adoption of the Plan of Conversion, the Articles of Incorporation and the Bylaws by the shareholders of Old NXDT at the annual meeting of shareholders held on June 10, 2025; and

(viii)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party is duly authorized to do so;

BALLARD SPAHR LLP

NexPoint Diversified Real Estate Trust

June 12, 2025

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; the form and content of all Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered or filed, or to be executed and delivered or filed, as the case may be; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)    each of the parties executing any of the Documents has duly and validly authorized, executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms;

(e)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(f)    prior to the issuance of any New Shares in the Conversion, the Conversion, pursuant to and in accordance with the terms and conditions of the Plan of Conversion, the Articles of Conversion and the Certificate of Conversion, will have become effective in accordance with the laws of the State of Delaware (the “Delaware Effectiveness”);

(g)    prior to the issuance of any New Shares in the Conversion, the Articles of Incorporation and the Articles of Conversion will have been filed with, and accepted for record by, the Department and will have become effective in accordance with the Maryland General Corporation Law (the “MGCL”) (collectively, the “Maryland Proceedings”);

(h)    immediately prior to the effectiveness of the Conversion, the outstanding Old Common Shares, Old Series A Preferred Shares and Old Series B Preferred Shares to be converted into New Common Shares, New Series A Preferred Shares and New Series B Preferred Shares, respectively, on a one-for-one basis pursuant to and in accordance with the terms and conditions of the Plan of Conversion, the Articles of Conversion and the Certificate of Conversion, will be duly authorized, validly issued, fully paid and non-assessable units of beneficial interest of Old NXDT in accordance with the laws of the State of Delaware and the governing documents of Old NXDT;

(i)    none of the New Shares will be issued or transferred in the Conversion in violation of the provisions of the Articles of Incorporation relating to restrictions on ownership and transfer of shares of stock of New NXDT;

BALLARD SPAHR LLP

NexPoint Diversified Real Estate Trust

June 12, 2025

(j)    none of the New Shares will be issued in the Conversion to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the MGCL in violation of Section 3-602 of the MGCL; and

(k)    upon the issuance of the New Shares in the Conversion subsequent to the date hereof, the total number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock issued and outstanding on the date subsequent to the date hereof on which such New Shares are issued in the Conversion, after giving effect to the issuance of such New Shares, will not exceed the total number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock that the Company is authorized to issue under the Articles of Incorporation.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, upon the consummation and effectiveness of the Delaware Effectiveness and the Maryland Proceedings, the New Common Shares, the New Series A Preferred Shares and the New Series B Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable shares of stock of New NXDT.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the New Shares. We also consent to the identification of our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP